UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 18, 2015
Date of Report (Date of earliest event reported)

Uranerz Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	82605
(Address of principal executive offices)	(Zip Code)

(307) 265-8900
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 18, 2015, at a special meeting of shareholders (the “Special Meeting”), the stockholders of common shares of Uranerz Energy Corporation, a Nevada corporation (the “Uranerz”) approved the Plan of Merger (the “Merger”) pursuant to the Agreement and Plan of Merger by and among Uranerz, Energy Fuels Inc., an Ontario corporation (“Energy Fuels”) and EFR Nevada Corp., a Nevada corporation and wholly owned subsidiary of a subsidiary of Energy Fuels (“Merger Sub”) dated as of January 4, 2015, as amended (the “Merger Agreement”) and the transactions contemplated thereby. Uranerz received the affirmative vote for the Merger of (i) the holders of a majority of the outstanding shares of Uranerz entitled to vote at the Special Meeting pursuant to laws of Nevada that Uranerz is subject to and (ii) the holders of the majority of shares of Uranerz common stock cast at the Special Meeting, exclusive of all shares of common stock owned, directly or indirectly by Energy Fuels and Merger Sub and the officers and directors of Uranerz (“Disinterested Shareholders”). Following the Special Meeting and further to the approval of stockholders of Uranerz, pursuant to the terms of the Merger Agreement, Merger Sub has merged with and into Uranerz, with Uranerz continuing as the surviving entity and as an indirect wholly owned subsidiary of Energy Fuels.

At the effective time of the Merger, which was June 18, 2015 (the “Effective Time”), each issued and outstanding share of common stock of Uranerz (“Common Stock”) was canceled and extinguished and automatically converted into the right to receive 0.255 common shares of Energy Fuels (the “Exchange Ratio”). In addition, at the Effective Time, each outstanding stock option to purchase Common Stock has been automatically converted into an option to acquire common shares of Energy Fuels, on the same terms and conditions as were applicable to the stock option prior to the Merger, except that the number of shares subject to the option and the exercise price of the option has been adjusted based on the exchange ratio of 0.255, as to preserve the economic value of such options. Likewise, each outstanding common share purchase warrant of Common Stock is now exercisable into common shares of Energy Fuels, on the same terms and conditions as were applicable to the warrant prior to the Merger, except that the number of shares subject to the warrant and the exercise price of the warrant has been adjusted based on the exchange ratio of 0.255 in order to preserve the economic value of such warrants.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to Uranerz’ Current Report on Form 8-K/A filed on January 12, 2015 and which is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Uranerz notified the NYSE MKT on June 18, 2015 that the Merger was consummated, and the trading of the Common Stock on NYSE MKT has been suspended. The NYSE MKT will be filing on behalf of Uranerz with the Securities and Exchange Commission (the “SEC”), an application on Form 25 to delist Uranerz’ Common Stock from NYSE MKT and deregister Uranerz’ Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) on June 22, 2015.

Uranerz intends to file with the SEC a certificate on Form 15 requesting the deregistration of Uranerz’ Common Stock under Section 12(g) of the Exchange Act and the suspension of Uranerz’ reporting obligations under Section 15(d) of the Exchange Act on or about July 6, 2015.

Item 3.03	Material Modification to Right of Security Holders.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.01	Change in Control of Registrant.

At the Effective Time, on June 18, 2015, a change in control of Uranerz occurred, and Uranerz now is an indirect wholly-owned subsidiary of Energy Fuels. See Items 2.01 and 3.03 of this Current Report on Form 8-K, which are hereby incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 18, 2015, Dennis Higgs, Glenn Catchpole, Paul Goranson, Peter Bell, Arnold Dyck, Paul Saxton and Gerhard Kirchner resigned as directors of Uranerz, Dennis Higgs resigned as Executive Chairman of Uranerz, Glenn Catchpole resigned as Chief Executive Officer of Uranerz, and Benjamin Leboe resigned as Senior Vice President, Finance and Chief Financial Officer of Uranerz, with such resignations effective as of the Effective Time on closing of the Merger.

On June 18, 2015, after the Effective Time and on closing of the Merger, the sole stockholder of Uranerz elected David C. Frydenlund and Stephen P. Antony as directors of Uranerz.

On June 18, 2015, after the Effective Time and on closing of the Merger, the directors of Uranerz appointed Stephen P. Antony as the President and Chief Executive Officer of Uranerz, Daniel G. Zang as the Chief Financial Officer of Uranerz and Paul Goranson's position with Uranerz changed from being its President and Chief Operating Officer to being its Executive Vice President, ISR Operations.

Stephen P. Antony – President, Chief Executive Officer and Director

Mr. Antony is the President, Chief Executive Officer and a director of Energy Fuels. He is a registered professional engineer in a number of states in which Energy Fuels holds properties. He is a graduate of the Colorado School of Mines, and holds a Masters of Business Administration from the University of Denver. Over the last 38 years, Mr. Antony has held increasingly senior positions in both the technical and managerial sectors of the mining business. He first entered the uranium business with Mobil Oil’s Mining and Mineral group in the mid 1980s, during which time he developed the reclamation plan for Mobil’s El Mesquite ISL operation in south Texas. He joined Energy Fuels Nuclear, Inc. ("EFN") in 1986 as the company was growing to become the largest U3O8 producer in the US, peaking at more than five million pounds annually. Mr. Antony served as director of Technical Services for the company where he authored many of the feasibility studies which provided justification for the expansion of EFN’s highly successful Breccia Pipe Mine projects in the Arizona Strip. Subsequent to his employment with EFN, Mr. Antony held a brief position with Power Resources, Inc. as Vice President of Business Development. He then consulted to Cameco Corp. on due diligence prior to their acquisition of PRI, which Cameco undertook as part of their strategy to become a significant uranium producer in the US. Mr. Antony was most recently Chief Operating Officer of Energy Fuels, responsible for the daily operations of Energy Fuels, including all aspects of uranium property exploration, ore production and mill processing. He was appointed President and Chief Executive Officer of Energy Fuels on April 1, 2010.

David C. Frydenlund – Director

Mr. Frydenlund is the Senior Vice President, General Counsel and Corporate Secretary of Energy Fuels. Mr. Frydenlund’s responsibilities include all legal matters relating to Energy Fuels’ activities. His expertise extends to NRC, EPA, State and Federal regulatory and environmental laws and regulations. From 1997 to July 2012, Mr. Frydenlund was Vice President Regulatory Affairs, Counsel and Corporate Secretary of Denison Mines Corp., and its predecessor International Uranium Corporation (IUC), and was also a director of IUC from 1997 to 2006 and Chief Financial Officer of IUC from 2000 to 2005. From 1996 to 1997, Mr. Frydenlund was a Vice President of the Lundin Group of international public mining and oil and gas companies, and prior thereto was a partner with the Vancouver law firm of Ladner Downs (now Borden Ladner Gervais) where his practice focused on corporate, securities and international mining transactions law. Mr. Frydenlund holds a bachelor’s degree from Simon Fraser University, a master’s degree from the University of Chicago and a law degree from the University of Toronto.

Daniel G. Zang – Chief Financial Officer

Mr. Zang is the Chief Financial Officer for Energy Fuels. He has many years of experience as Chief Financial Officer, Controller, Chief Accounting Officer and other positions with a number of public and private companies, including Controller and Treasurer of General Moly, Inc. and Vice President and Controller of Cyprus Copper Company, an operating division of Cyprus Minerals Company that earned annual revenues in excess of $1 billion. Prior to his coming to Energy Fuels, Mr. Zang served as Deputy Chief Financial Officer of Umami Sustainable Seafood Inc. in San Diego, California from 2012 to 2013, and Chief Financial Officer of Umami from 2010 to 2012. Prior to Umami, Mr. Zang was a Senior Finance and Accounting Professional based in Littleton, Colorado from 2009 to 2010. From 2007 to 2009, Mr. Zang was Controller and Treasurer for General Moly Inc.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the articles of incorporation and bylaws of Uranerz were amended and restated in their entirety to be substantially in the form of the then existing articles of incorporation and bylaws of Merger Sub. The amended and restated articles of incorporation and amended and restated bylaws are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the proposals described below were approved by Uranerz’ shareholders. The proposals are described in detail in the definitive proxy statement/prospectus, filed by Uranerz with the SEC on May 27, 2015. At the Special Meeting, the holders of 53,060,229 shares of Uranerz’ Common Stock, which represents approximately 55.32 percent of the shares of the Uranerz’ Common Stock outstanding and entitled to vote as of the record date of May 26, 2015, were represented in person or by proxy. The voting results of the Special Meeting are set forth below.

Proposal 1 — Approval of Merger Agreement – Uranerz’ shareholders approved the Merger Agreement. The voting results are summarized in the table below:

Approval of Merger Agreement Vote	For	Against	Abstention
Total of All Shares of Common Stock	50,755,719	1,634,303	126,285
Total of Disinterested Shares of Common Stock	46,967,619	1,634,303	126,285

Proposal 2 — Approval, on a nonbinding advisory basis, of “golden parachute” compensation that may become payable to certain executive officers in connection with the Merger – Uranerz’ shareholders approved, on a nonbinding advisory basis, the “golden parachute” compensation that may become payable to certain executive officers of Uranerz in connection with the Merger. The voting results are summarized in the table below:

“Golden Parachute” Compensation Vote	For	Against	Abstention
Total	42,742,297	9,232,737	541,273

Proposal 3 — Adjournment of Special Meeting to solicit additional proxies if there is an insufficient number of votes to approve the Merger Agreement – Uranerz’ shareholders approved the proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there had been an insufficient number of votes at the time of such adjournment to approve the Merger Agreement. The voting results are summarized in the table below:

Adjournment of Special Meeting Vote	For	Against	Abstention
Total	49,858,125	1,588,349	1,069,832

Item 8.01	Other Events.

On June 18, 2015, Uranerz issued a press release regarding the approval of the Merger by its shareholders and the approval of the Merger by the shareholders of Energy Fuels. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 18, 2015, Uranerz issued a press release regarding the consummation of the Merger and the delisting of Uranerz’ common shares. A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger dated January 4, 2015 (incorporated by reference to Exhibit 2.1 to Uranerz’ Form 8-K/A filed on January 12, 2015)
3.1	Amended and Restated Articles of Incorporation of Uranerz Energy Corporation (1)
3.2	Amended and Restated Bylaws of Uranerz Energy Corporation (1)
99.1	News Release announcing shareholder approval of the Merger dated June 18, 2015 (1), (2)
99.2	News Release announcing consummation of the Merger dated June 18, 2015 (1), (2)

(1)	Filed herewith.

(2)	The exhibit relating to Item 8.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: June 18, 2015	By:	/s/ David C. Frydenlund

David C. Frydenlund
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger dated January 4, 2015 (incorporated by reference to Exhibit 2.1 to Uranerz’ Form 8-K/A filed on January 12, 2015)
3.1	Amended and Restated Articles of Incorporation of Uranerz Energy Corporation (1)
3.2	Amended and Restated Bylaws of Uranerz Energy Corporation (1)
99.1	News Release announcing shareholder approval of the Merger dated June 18, 2015 (1), (2)
99.2	News Release announcing consummation of the Merger dated June 18, 2015 (1), (2)

(1)	Filed herewith

(2)	The exhibit relating to Item 8.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.